UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

REVOLUTIONS MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

670 Marina Drive, 3rd Floor Charleston, SC 29492
(Address of principal executive offices) (zip code)

(843) 971-4848
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On April 1, 2010, Revolutions Medical Corporation (the “Company”) closed the final tranche of a private placement offering (the “Private Offering”) with eleven (11) accredited investors and four (4) unaccredited investors for the issuance and sale of shares of the Company’s common stock, par value $0.001 (the “Common Stock”). Pursuant to the Private Offering, the Company issued 1,218,000 shares of Common Stock for an aggregate offering price of $304,500.00.

The Private Offering was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Private Offering and the Subscription Agreement is not intended to be complete and is qualified in its entirety by the complete text of that agreement attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revolutions Medical Corporation

Dated: April 5, 2010	By	/s/ Rondald L. Wheet
	Name:	Rondald L. Wheet
	Title:	Chief Executive Officer